Exhibit 10.8

EQUITY AGREEMENT

This Agreement is made effective the 4th day of August, 1998, by and between University of Florida Research Foundation (hereinafter called "UFRF"), a nonstock, nonprofit Florida corporation, and OraGen, Inc. (hereinafter called "Licensee"), a corporation organized and existing under the laws of Florida;

WHEREAS, UFRF and Licensee have entered into a License Agreement, as defined below, with respect to certain inventions owned by UFRF;

WHEREAS, as an accommodation to Licensee, UFRF is willing to accept Shares in lieu of charging Licensee certain fees under the License Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1. Definitions.

For the purpose of this Agreement, the Appendix A definitions shall apply.

Section 2. Issuance of Shares to UFRF.

A. Issuance of Shares.

(i) Licensee shall issue to UFRF 5,555 Shares within thirty (30) days after the execution of this Agreement. Within such period, Licensee shall deliver, or cause to be delivered, to UFRF a stock certificate, duly signed by appropriate officers of Licensee and issued in UFRFs name, representing all of the Shares required to be issued to UFRF during that period.

(ii) All Shares shall be fully-paid and non-assessable upon their issuance to UFRF. UFRFs execution of this Agreement and agreement to waive the License Agreement license fee shall be deemed full consideration for the issuance of the Shares, and no additional consideration for such Shares shall be due from UFRF. No Shares shall be subject to any restrictions on their transfer other than the restrictions specified in Appendix C hereto.

B. Certain Adjustments.

If Licensee pays a stock dividend or undertakes a split of its common stock, a reverse split a recapitalization, reorganization, or other similar action with respect to its common stock between the date of this Agreement and the date that Shares are issued to UFRF pursuant to this Agreement, then appropriate adjustments shall be made to the number of Shares to be issued to UFRF pursuant to Section 2A so that UFRF receives an equivalent percentage of Licensee's issued and outstanding Shares.

Section 3. Representations and Warranties.

A. Representations and Warranties by Licensee.

Licensee represents and warrants to UFRF that:

(i) Licensee was duly organized and is a validly existing corporation under the laws of the State of Florida with adequate power and authority to conduct the business in which it is now engaged, and Licensee is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business.

(ii) There are no actions, suits, or proceedings pending or threatened against Licensee, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material or adverse effect on the business as now conducted or on the properties, the financial condition, or income of Licensee, and Licensee is not in default under any order or judgment of any court or governmental or administrative agency.

(iii) Licensee is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially or adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.

(iv) Licensee is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of Licensee.

(v) This Agreement has been duly authorized, executed and delivered on behalf of Licensee and constitutes the valid and binding agreement of Licensee, enforceable in accordance with its terms, and Licensee has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions herein set forth.

(vi) Consummation of the transactions contemplated by this Agreement in compliance with provisions of this agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Licensee pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, contract, or other instrument to which Licensee is a party or by which Licensee may be bound.

(vii) Licensee is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Licensee to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.

(viii) Attached hereto as Appendix B and hereby made a part hereof are the Articles of Incorporation (including any amendments thereto) and the Bylaws (including any amendments thereto) of Licensee.

(ix) Pursuant to its Articles of Incorporation, Licensee is authorized to issue 100,000 Shares, 50,001 Shares of which are validly issued and outstanding, fully paid and nonassessable, and not subject to any other parties' preemptive rights. There are no other authorized or outstanding Equity Securities of any class, kind, or character, and there are no outstanding subscriptions, options, warrants, or other agreements, or commitments obligating Licensee to issue any additional shares of its capital stock of any class, or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

(x) Attached hereto as Appendix C and hereby made a part hereof is a list of all restrictions on the transfer of any Shares or other securities of Licensee and all agreements between any shareholders or convertible debtholders of Licensee regarding the valuation or transfer of any Shares or other securities of Licensee.

(xi) Attached hereto as Appendix D and hereby made a part hereof are the Financial Statements of Licensee which are provided to UFRF as of the date of this Agreement.

(xii) Since the date of the most recent Financial Statements provided to UFRF under this Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of Licensee other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Licensees properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Licensee or any direct or indirect redemption, purchase or other acquisition of such shares.

(xiii) All Financial Statements provided or to be provided to UFRF under this Agreement are true and complete and have been prepared in accordance with generally accepted accounting principles. As of the date of the most recent Financial Statements provided to UFRF under this Agreement, Licensee had no material liabilities, absolute or contingent, that are not reflected in such Financial Statements except obligations incurred in the ordinary course of business.

(xiv) Licensee has filed all tax returns and reports required to be filed by it Licensee has paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.

B. Representations and Warranties by UFRF

UFRF represents and warrants to Licensee that:

(i) UFRF is acquiring the Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act, and UFRF does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares without registration under the Securities Act, except to Licensee or unless and until it determines at some future date that changed circumstances, not now in its contemplation, make such disposition advisable.

(ii) This Agreement has been duly authorized, executed, and delivered on behalf of UFRF and constitutes the valid and binding Agreement of UFRF, enforceable in accordance with its terms, and UFRF has full power and lawful authority to purchase and sell the Shares on the terms and conditions herein set forth.

C. Survival and Timing of Warranties

The warranties and representations made in this Section 3 shall survive the closing of any issuance of shares to UFRF. The warranties and representations made in this Section 3 shall be true and correct as of the date of this Agreement and as of the date the Shares are issued to UFRF.

Section 4. Miscellaneous Covenants.

A. Financial Statements and Other Information.

As long as UFRF owns any Shares, Licensee shall promptly provide to UFRF such Financial Statements, amendments to or restatements of its Articles of Incorporation or Bylaws, stocktransfer restrictions and agreements between shareholders with respect to the valuation or transfer of shares and amendments thereto, and such other information respecting the business, affairs, and financial condition of Licensee as UFRF may reasonably request and UFRF's representatives may visit and inspect any of the properties, books and information of Licensee.

B. Issuance of Shares to Affiliates

Licensee shall not issue any Equity Securities (including Shares) to any Affiliate for less than the fair market value of that security. Licensee shall have the burden of proving that it received consideration for any such issuance equal to the fair market value of the Equity Securities issued.

C. Piggyback Registration Rights.

(i) If at any time Licensee shall determine to Register any Shares, Licensee shall:

(1) promptly give UFRF written notice thereof (which shall include a list of the jurisdictions in which Licensee intends to attempt to qualify such Shares under the applicable Blue Sky or other state securities laws); and

(2) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Shares specified in a written request by UFRF received by Licensee within twenty (20) days after the giving of such written notice by Licensee.

(ii) All Registration Expenses incurred in connection with any registration pursuant to Section 4C(i) shall be borne by Licensee.

Section 5. Termination.

A. Unless terminated sooner by either party as provided below, this Agreement shall terminate on the date that UFRF, after having been issued Shares hereunder, no longer owns any Equity Securities. If this Agreement terminates automatically as provided in this Section 5A, the License Agreement shall remain in effect according to the terms specified therein.

B. If Licensee at any time fails to timely issue Shares to UFRF on a timely basis, or otherwise commits a material breach of this Agreement, or if any of the representations or warranties made by Licensee are untrue as of any date on which they are required to be true and correct, and Licensee fails to remedy any such breach or default within thirty (30) days after written notice thereof by UFRF, UFRF may, at its option, terminate either this Agreement, the License Agreement, or both.

C. If UFRF at any time commits a material breach of this Agreement or any of the representations or warranties made by UFRF are untrue as of any date on which they are required to be true ,and correct, and UFRF fails to remedy any such breach or default within dirty (30) days after written notice thereof by Licensee, Licensee may, at its option, terminate either this Agreement, the License Agreement, or both.

Section 6. Assignability

Neither party may assign its rights or obligations under this Agreement.

Section 7. Miscellaneous.

This Agreement shall be construed in accordance with the internal laws of the State of Flordia. If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction ove rthe parties or this Agreement, those provisions shall be deemed. automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.

Section 8. Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

8.1 University of Florida Research Foundation, Inc.
Attn: Managing Director 223 Grinter Hall Gainesville, FL 32611

with a copy to:
Office of Technology Licensing Attn: Director 1938 W. University Avenue Gainesville, Florida 32603

8.2. Licensee
OraGen, Inc. Att: President 6424 S.W. 26th Place Gainesville, FL 32608

Section 9. Integration.

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing except as provided for elsewhere in this Section 9, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgement, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION
By: /s/ Ronald M. Kuolh	Date: August 4, 1998

LICENSEE
By: /s/ J.D. Hillman	Date: August 4, 1998
Name and Title: J.D. Hillman, President
Reviewed by UFEF's Attorney:
/s/ Gregory A. Nelson Gregory A. Nelson August 4, 1998
(UFRFs attorney shall not be deemed a signatory to this Agreement.)